UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 5, 2013

Cytokinetics, Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-50633	94-3291317
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

280 East Grand Avenue, South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 624 - 3000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On March 5, 2013, the Compensation & Talent Committee of the Board of Directors (the “Committee”) of Cytokinetics, Incorporated (the “Company”) voted to approve the payment of a cash bonus for the Company’s named executive officers (as defined in Item 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission) in connection with the performance of the Company and such officers for the fiscal year ended December 31, 2012. The bonus payments to the named executive officers were based on the individual executive’s performance relative to his or her specified goals, the Company’s performance relative to specified corporate goals, and other factors, including each executive’s compensation relative to the Company’s peer companies. In addition, the Committee exercised its discretion in determining each individual’s overall achievement level.

The Committee made no changes to any named executive officer’s base salary, other than Fady Malik. The Committee approved an adjustment with regard to Dr. Malik’s base salary to align his salary with the targeted salary range for his position based on data from the Company’s peer group.

Also at the March 5, 2013 meeting, the Committee granted to the named executive officers stock options to purchase the Company’s common stock. All such stock options were granted under the Company’s 2004 Equity Incentive Plan. Options granted to the named executive officers had an exercise price of $1.00 per share, the closing price of the Company’s common stock on March 5, 2013, the date of grant. The options vest in equal monthly installments over a 48-month period, subject to continuous active service to the Company during such period.

The 2013 base salaries, 2013 target cash bonus amounts, cash bonus payments for 2012 performance and stock option grants for each of our named executive officers are listed in Exhibit 10.1 attached hereto and incorporated herein by reference.

Additional information regarding compensation of the named executive officers, including the factors considered by the Compensation Committee in determining compensation, will be included in the Company’s proxy statement for its 2013 Annual Meeting.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Compensation Information for the Company’s Named Executive Officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTOKINETICS, INC.

Dated: March 11, 2013	By:	/s/ Sharon A. Barbari
	Name:	Sharon A Barbari
	Title:	Executive Vice President, Finance and Chief Financial Officer